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                                                                       EXHIBIT 5

                          Bracewell & Patterson, L.L.P.
                            711 Louisiana, Suite 2900
                              Houston, Texas 77002





                                 May 14, 2001




Kinder Morgan Management, LLC
Kinder Morgan Energy Partners, L.P.
Kinder Morgan, Inc.
One Allen Center, Suite 1000
500 Dallas Street
Houston, Texas 77002

Ladies and Gentlemen:


We have acted as counsel to (i) Kinder Morgan Management, LLC, a Delaware limited liability company (the "Company"), in connection with the proposed offering by the Company of 12,600,000 shares (14,490,000 shares if the over-allotment option granted to the underwriters is exercised in full) of the Company representing limited liability company interests with limited voting rights (the "Shares," which term shall include such additional shares representing limited liability company interests with limited voting rights as may be offered pursuant to Rule 462 under the Securities Act of 1933, as amended), (ii) Kinder Morgan Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), in connection with the proposed sale by the Partnership of limited partnership interests denominated as i-units (the "i-units," which term shall include such additional limited partnership interests denominated as i-units as may be offered pursuant to Rule 462 under the Securities Act of 1933, as amended) to the Company for a portion of the net proceeds of the offering of the Shares, and (iii) Kinder Morgan, Inc., a Kansas corporation ("KMI"), in connection with the proposed (a) obligation of KMI (the "Exchange Feature") to deliver common units of the Partnership (the "Common Units") in exchange for Shares as specified in the Exchange Provisions (the "Exchange Provisions") to be attached as Annex A to the Amended and Restated Limited Liability Company Agreement of the Company (the "Amended LLC Agreement") to be dated as of the date of the closing of the offering of the Shares (the "Closing"), and (b) obligation of KMI to purchase Shares (the "Purchase Obligation") in certain circumstances as specified in the Purchase Provisions (the "Purchase Provisions") to be attached as Annex B to the Amended LLC Agreement to be dated as of the Closing. A Registration Statement (as amended by Amendment Nos. 1 through 6 thereto, the "Registration Statement") has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, (1) by the Company on Form S-1 (Registration No. 333-55868) relating to the Shares, (2) by the Partnership on Form S-3



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Kinder Morgan Management, LLC
Kinder Morgan Energy Partners, L.P.
Kinder Morgan, Inc.
May 14, 2001
Page 2


(Registration No. 333-55866) with respect to the i-units to be sold by the Partnership to the Company and the Common Units deliverable by KMI in exchange for the Shares pursuant to the Exchange Feature, and (3) by KMI on Form S-3 (Registration No. 333-55866) with respect to the Exchange Feature and the Purchase Obligation.

We have examined, among other things, originals or copies of:

     o    the Certificate of Formation of the Company;

     o the limited liability company agreement of the Company, as amended to date, and the proceedings taken to date by the Company with respect to the authorization, issuance and sale of the Shares;

     o    the Certificate of Limited Partnership of the Partnership;

     o the Second Amended and Restated Agreement of Limited Partnership of the Partnership dated January 14, 1998, and Amendment No. 1 and Amendment No. 2 to the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated January 20, 2000 and December 21, 2000, respectively, and the corporate proceedings taken to date by the Board of Directors of Kinder Morgan G.P., Inc. ("KMGP"), the general partner of the Partnership, with respect to the authorization, issuance and sale of the Common Units and the i-units;

     o the restated Articles of Incorporation and Bylaws of KMI, each as amended to date, and the corporate proceedings taken to date by KMI with respect to the authorization of the Exchange Provisions and the Purchase Provisions; and

     o such other documents and records as we have deemed necessary and relevant for the purposes hereof.

We have also examined the Registration Statement and the forms of the following documents attached as exhibits thereto, each of which is proposed to be executed and delivered at the Closing:

     o    the Amended LLC Agreement;


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Kinder Morgan Management, LLC
Kinder Morgan Energy Partners, L.P.
Kinder Morgan, Inc.
May 14, 2001
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     o    the Exchange Provisions;

     o    the Purchase Provisions; and

     o the Third Amended and Restated Agreement of Limited Partnership of the Partnership (the "Amended Partnership Agreement").

We have also examined the form of Underwriting Agreement attached as an exhibit to the Registration Statement (the "Underwriting Agreement"), to be executed among the Company, the Partnership, KMGP, KMI and the Underwriters to be named therein. In addition, we have relied on certificates of officers of the Company, KMGP and KMI and of public officials and others as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, the conformity to authentic original documents and records of all documents and records submitted to us as copies, the due execution and delivery of all documents by the parties thereto and the truthfulness of all statements of fact contained therein. We have also assumed that the Amended LLC Agreement, the Exchange Provisions, the Purchase Provisions, the Amended Partnership Agreement and the Underwriting Agreement will be executed and delivered in substantially the forms attached as exhibits to the Registration Statement, with only such changes therein as would not be material to the opinions expressed herein.

Based on the foregoing, subject to the limitations, assumptions and qualifications set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

     1. The Company is a limited liability company, validly existing and in good standing under the laws of the State of Delaware.

     2. The Partnership is a limited partnership, validly existing and in good standing under the laws of the State of Delaware.

     3. KMI is a corporation, validly existing and in good standing under the laws of the State of Kansas.


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Kinder Morgan Management, LLC
Kinder Morgan Energy Partners, L.P.
Kinder Morgan, Inc.
May 14, 2001
Page 4



     4. The issuance of the Shares to be issued by the Company pursuant to the offering has been duly authorized by the Company, and upon (i) issuance and delivery of the Shares in accordance with the terms of the Underwriting Agreement, (ii) receipt by the Company of the purchase price therefor, (iii) due execution and delivery of the Amended LLC Agreement by KMGP, and (iv) execution, adoption, and delivery of the Exchange Provisions and the Purchase Provisions by KMI, such Shares will be legally issued, fully paid and nonassessable.

     5. The issuance of the i-units to be issued by the Partnership to the Company in connection with the offering of the Shares has been duly authorized by KMGP on behalf of the Partnership, and upon (i) issuance and delivery of the i-units as set forth in the Registration Statement, (ii) receipt by the Partnership of the purchase price therefor, and (iii) due execution and delivery of the Amended Partnership Agreement, such i-units will be legally issued, fully paid and nonasssessable.


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Kinder Morgan Management, LLC
Kinder Morgan Energy Partners, L.P.
Kinder Morgan, Inc.
May 14, 2001
Page 5




          6. The Common Units outstanding on the date hereof that may be delivered in exchange for Shares pursuant to the Exchange Provisions have been duly authorized by the Partnership and are legally issued, fully paid and nonasssessable.


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Kinder Morgan Management, LLC
Kinder Morgan Energy Partners, L.P.
Kinder Morgan, Inc.
May 14, 2001
Page 6




          7. The Exchange Provisions have been duly authorized by KMI, and when the Exchange Provisions and the Amended LLC Agreement are duly executed, adopted and delivered as provided therein, the owners of Shares will be entitled to the benefits thereof.

          8. The Purchase Provisions have been duly authorized by KMI, and when the Purchase Provisions and the Amended LLC Agreement are duly executed, adopted and delivered as provided therein, the owners of Shares will be entitled to the benefits thereof.

The foregoing opinion is based on and limited to the General Corporation Code of the State of Kansas, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act (the "Delaware LLC Act"), the Delaware Revised Uniform Limited Partnership Act (the "Delaware Limited Partnership Act") and the relevant law of the United States of America, and we render no opinion with respect to the law of any other jurisdiction.



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Kinder Morgan Management, LLC
Kinder Morgan Energy Partners, L.P.
Kinder Morgan, Inc.
May 14, 2001
Page 7



We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement and to the references to our firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement. By giving such consent, we do not admit that we are experts with respect to any part of the Registration Statement, including this Exhibit, within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations thereunder.

                                         Very truly yours,

                                         /s/ Bracewell & Patterson, L.L.P.

                                         Bracewell & Patterson, L.L.P.